Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:		FOR IMMEDIATE RELEASE
Charles S. Roberts		January 10, 2013
President

Telephone:	(770) 394-6000
Fax:	(770) 551-5914

ROBERTS REALTY INVESTORS, INC.

UPDATES STATUS OF PEACHTREE PARKWAY SALE

ATLANTA, GA — Roberts Realty Investors, Inc. (NYSE MKT: RPI) announces that the sale of its 20 acre Peachtree Parkway property to Lennar Multifamily Investors, LLC for a net sales price of $7,090,000 is scheduled to close on February 7, 2013.  Lennar completed its due diligence on the Peachtree Parkway property on January 4, 2013 and in accordance with the terms of the sales contract its $300,000 earnest money deposit is now non-refundable.

We intend to use the $7,090,000 of sale proceeds to pay off our Peachtree Parkway land loan, which will significantly reduce the company’s debt.  The payoff of the Peachtree Parkway land loan will also release our North Springs property, which serves as $4,400,000 of additional collateral for the Peachtree Parkway land loan.  The North Springs property is a 10-acre site located on Peachtree Dunwoody Road in Sandy Springs across from the North Springs commuter rail station that is zoned for 356 apartment units, 210,000 square feet of office space, and 56,000 square feet of retail space.  The North Springs property has a book value of $11,000,000 and after the closing of the sale, the company will own the North Springs land on a free and clear basis, which will provide the company with additional financial flexibility and further growth opportunities.

In addition to the sale of the Peachtree Parkway property, we continue to work on various strategic alternatives to maximize shareholder value, including a possible merger or recapitalization of the company.  The Peachtree Parkway sale enhances both our ability to complete a merger transaction and to raise new equity to grow the company through acquisitions of existing apartment communities and/or to build new apartments on our remaining land.  We have had serious discussions with numerous companies regarding a merger or recapitalization of the company and remain in active discussions with several potential merger or equity partners.  We continue to diligently pursue a definitive agreement with one of these companies on terms that are advantageous to our shareholders.  Again, the Peachtree Parkway sale enhances these opportunities.

Roberts Realty Investors, Inc. is a self-administered, self-managed equity real estate investment trust based in Atlanta.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Some of the forward-looking statements relate to our intent, belief or expectations regarding the sale of the Peachtree Parkway land.  These statements involve risks and uncertainties, related to the sale including the occurrence, ultimate terms and timing of the sale.  Other forward-looking statements relate to our intent, belief or expectations regarding our examination of strategic alternatives.  These statements involve risks and uncertainties, including the occurrence, terms and timing of one or more transactions or sales.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, Roberts Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to Roberts Realty or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Roberts Realty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties Roberts Realty faces, please see the section in Roberts Realty’s most recent annual report on Form 10-K entitled “Risk Factors.”